EXHIBIT (99)
Clark Equipment Company
100 North Michigan St.
P.O. Box 7008
South Bend, Indiana 46634


                               NEWS RELEASE


Contact:  Joe Fimbianti                      Release Date:  Immediate
          219-239-0176


                 CLARK COMPLETES TENDER OFFER FOR CLUB CAR


SOUTH BEND, INDIANA, March 9, 1995 -- Clark Equipment Company (NYSE: CKL) announced today the completion of its tender offer for Club Car, Inc., (NASDAQ: CLBC). Ninety-nine percent of the outstanding stock of Club Car, representing 9,492,837 shares, was tendered and accepted for payment. The tender offer expired at midnight on March 8, 1995. Clark intends to promptly merge its wholly-owned acquisition subsidiary into Club Car. In such a merger, shareholders of Club Car who did not tender their shares will be entitled to receive $25.00 per share, the same consideration paid in the offer.

Club Car, Inc., designs, manufactures and markets electric and gasoline golf cars for recreational use and similar off-road utility vehicles for golf, commercial and industrial use.

Clark Equipment Company designs, manufactures and markets compact construction machinery, asphalt paving equipment, and axles and transmissions for off-highway equipment.



















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